Exhibit 99.1

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Aug. 7, 2014

Duke Energy posts strong second quarter 2014 results; increases outlook for 2014

•	Second quarter 2014 adjusted diluted earnings per share (EPS) was $1.11, compared to 87 cents for the second quarter 2013

•	Reported diluted EPS for the second quarter 2014 of 86 cents, compared to reported diluted EPS of 48 cents for the second quarter 2013

•	Company increases its 2014 adjusted earnings guidance range from $4.45 to $4.60 per share to $4.50 to $4.65 per share

CHARLOTTE, N.C. – Duke Energy today announced second quarter 2014 adjusted diluted EPS of $1.11, compared to 87 cents for second quarter 2013, and reported diluted EPS of 86 cents, compared to 48 cents for the same period last year.

The company saw strong performance from all of its business units in the quarter, led by Regulated Utilities, which continued to benefit from favorable weather and a lower effective tax rate, and International Energy, which recognized a tax benefit resulting from the reorganization of the company’s operations in Chile.

Based upon results through the first half of the year, the company is increasing its 2014 adjusted earnings guidance range from $4.45 to $4.60 per share to $4.50 to $4.65 per share.

“Our strong second quarter performance and continued focus on operational excellence leaves us well-positioned to meet our financial objectives in 2014 and beyond. We are committed to maintaining affordable customer rates and to supporting the strength of our local communities, as evidenced by our recent agreement with the North Carolina Eastern Municipal Power Agency,” said Lynn Good, president and CEO.

“We are executing our strategy to position the business for long-term sustainable growth, benefitting our customers and shareholders,” she added.

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Business Unit Results

In addition to the summary business unit discussion below, a comprehensive table of quarterly and year-to-date earnings per share drivers compared to the prior year are provided on pages 10 and 11.

The discussion below of second-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 24 through 27 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized second quarter 2014 adjusted segment income of $689 million, compared to $590 million in the second quarter 2013, an increase of $0.13 per share.

Increased quarterly results at Regulated Utilities were primarily driven by:

•	Higher revenues from increased pricing and riders (+$0.07 per share) primarily related to the implementation of revised customer rates

•	Favorable weather (+$0.07 per share) driven by warmer than normal temperatures across Duke Energy’s service territories

•	Lower effective tax rate (+$0.05 per share) primarily due to a state tax settlement that resulted in a favorable adjustment to deferred taxes

•	Lower operating and maintenance expenses (+$0.03 per share) primarily driven by a prior-year donation associated with the 2013 Duke Energy Progress rate case settlement as well as the benefit of nuclear outage cost levelization

•	Increased wholesale net margins (+$0.02 per share) primarily resulting from growth in contracted amounts

These favorable drivers were partially offset by:

•	Higher depreciation and amortization expense (-$0.07 per share) primarily resulting from additional plant in service and a decrease in cost of removal amortization

•	Higher interest expense (-$0.03 per share) primarily due to lower post-in-service debt returns on projects now reflected in customer rates

•	Lower AFUDC equity (-$0.01 per share) primarily due to the completion of certain major capital projects

Duke Energy News Release	3

On a year-to-date basis, Regulated Utilities recognized adjusted segment income of $1,426 million, compared to $1,246 million in the comparable year-to-date period of 2013, an increase of $0.26 per share.

Increased year-to-date results at Regulated Utilities were primarily driven by:

•	Higher revenues from increased pricing and riders (+$0.20 per share) primarily related to the implementation of revised customer rates

•	Favorable weather (+$0.15 per share) across Duke Energy’s service territories

•	Higher weather-normal retail volumes (+$0.06 per share) of 1.5 percent compared to 2013 primarily driven by strong results in the first quarter

•	Lower effective tax rate (+$0.05 per share) primarily due to a state tax settlement that resulted in a favorable adjustment to deferred taxes

•	Increased wholesale net margins (+$0.05 per share) primarily resulting from growth in contracted amounts and favorable weather

These favorable drivers were partially offset by:

•	Higher depreciation and amortization expense (-$0.14 per share) due to additional plant in service and the prior-year impact of cost of removal amortization primarily in Florida

•	Higher interest expense (-$0.06 per share) due to lower post-in-service debt returns on projects now reflected in customer rates

•	Lower AFUDC equity (-$0.03 per share) primarily due to the completion of certain major capital projects

International Energy

International Energy recognized second quarter 2014 adjusted segment income of $146 million, compared to $87 million in the second quarter 2013, an increase of $0.09 per share.

International Energy’s improved quarterly earnings were driven by:

•	Favorable results in Latin America (+$0.08 per share) primarily due to a tax benefit resulting from the reorganization of the company’s operations in Chile

•	Higher results at National Methanol Company (+$0.02 per share) due to a prior-year extended planned maintenance outage

These favorable drivers were partially offset by unfavorable foreign currency exchange rates (-$0.01 per share).

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On a year-to-date basis, International Energy recognized adjusted segment income of $276 million, compared to $184 million in the comparable year-to-date period of 2013, an increase of $0.13 per share.

International Energy’s improved year-to-date earnings were driven by:

•	Stronger results in Latin America (+$0.13 per share), primarily due to a tax benefit resulting from the reorganization of the company’s operations in Chile and higher average volumes and pricing in Brazil

•	Higher results at National Methanol Company (+$0.02 per share) due to a prior-year extended planned maintenance outage

These drivers were partially offset by unfavorable foreign currency exchange rates (-$0.03 per share).

Commercial Power

Commercial Power recognized second quarter 2014 adjusted segment income of $16 million, compared to a segment loss of $3 million in the second quarter 2013, an increase of $0.02 per share.

Commercial Power’s improved quarterly earnings were primarily driven by:

•	Higher results from the Midwest coal and gas generation fleets (+$0.02 per share) primarily due to higher PJM capacity prices

•	Increased results at the renewables business (+$0.01 per share) due to higher production of the wind and solar portfolio

On a year-to-date basis, Commercial Power recognized adjusted segment income of $26 million, compared to $3 million in the comparable year-to-date period of 2013, an increase of $0.03 per share.

Commercial Power’s improved year-to-date earnings were primarily driven by:

•	Increased results from the renewables business (+$0.03 per share) due to higher production of the wind and solar portfolio and lower operating costs

•	Higher results from the Midwest coal and gas generation fleets (+$0.03 per share) primarily due to higher PJM capacity prices

These results were partially offset by lower earnings from the company’s competitive retail business, Duke Energy Retail (-$0.02 per share).

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Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a second quarter 2014 adjusted net expense of $65 million, compared to $57 million in the second quarter 2013. On a year-to-date basis, Other recognized adjusted net expense of $113 million, compared to $100 million in the comparable period of 2013.

Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-718-5108 in the United States or 719-325-4765 outside the United States. The confirmation code is 6615300. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Aug. 17, 2014, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 6615300. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for second quarter 2014 and second quarter 2013 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2Q2014 EPS Impact	2Q2013 EPS Impact
Second Quarter 2014
• Economic hedges (mark-to-market)	$(213)	$77	$(0.19)
• Costs to achieve, Progress Energy merger	$(61)	$23	$(0.06)
• Discontinued operations	$(13)	$10	—
Second Quarter 2013
• Crystal River Unit 3 impairment	$(295)	$115		$(0.26)
• Nuclear development charges	$(87)	$30		$(0.08)
• Costs to achieve, Progress Energy merger	$(82)	$31		$(0.07)
• Litigation reserve	$(50)	$19		$(0.04)
• Economic hedges (mark-to-market)	$73	$(29)		$0.06
• Discontinued operations	$(5)	$2		—

Total diluted EPS impact			$(0.25)	$(0.39)

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Reconciliation of reported to adjusted diluted EPS for the quarters:

	2Q2014 EPS	2Q2013 EPS
Diluted EPS, as reported	$0.86	$0.48
Adjustments to reported EPS:
• Diluted EPS impact of special items, mark-to-market in Commercial Power, and discontinued operations (net of tax)	$0.25	$0.39

Diluted EPS, adjusted	$1.11	$0.87

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations after deducting income attributable to noncontrolling interests, adjusted for the dollar and per share impact of special items and mark-to-market impacts of economic hedges in the Commercial Power segment. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management expects to exclude any settlement of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly

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comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Power segment and discontinued operations. Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items and mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods. The earnings guidance range assumptions for 2014 include a full-year of earnings contributions from the nonregulated Midwest generation business, which management has begun a process to exit. Irrespective of whether this business is reclassified as discontinued operations for accounting purposes, management expects to continue including any nonregulated Midwest generation business earnings in adjusted earnings, adjusted diluted EPS, and adjusted segment income. Management believes it is unlikely a sale transaction will close in 2014.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $115 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and

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Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “outlook,” “guidance,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than is currently identified and all costs may not be fully recoverable through the regulatory process; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency effort and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats, data security breaches and other

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catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax-free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

June 2014 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 QTD Reported Earnings Per Share, Diluted	$0.50	$0.12	$0.06	$(0.20)	$0.48

Crystal River Unit 3 Impairment	0.26	—	—	—	0.26
Nuclear Development Charges	0.08	—	—	—	0.08
Costs to Achieve, Progress Merger	—	—	—	0.07	0.07
Litigation Reserve	—	—	—	0.04	0.04
Economic Hedges (Mark-to-Market)	—	—	(0.06)	—	(0.06)

2013 QTD Adjusted Earnings Per Share, Diluted	$0.84	$0.12	$—	$(0.09)	$0.87

Weather	0.07	—	—	—	0.07

Pricing and Riders (a)	0.07	—	—	—	0.07

Operation and Maintenance, net of recoverables (b)	0.03	—	—	—	0.03

Latin America, including Foreign Exchange Rates (c)	—	0.07	—	—	0.07

National Methanol Company	—	0.02	—	—	0.02

Midwest Generation (d)	—	—	0.02	—	0.02

Duke Energy Renewables (e)	—	—	0.01	—	0.01

Interest Expense (f)	(0.03)	—	(0.01)	0.01	(0.03)

Change in effective income tax rate	0.05	—	(0.01)	—	0.04

Other (g)	(0.06)	—	0.01	(0.01)	(0.06)

2014 QTD Adjusted Earnings Per Share, Diluted	$0.97	$0.21	$0.02	$(0.09)	$1.11

Costs to Achieve, Progress Merger	—	—	—	(0.06)	(0.06)
Economic Hedges (Mark-to-Market)	—	—	(0.19)	—	(0.19)

2014 QTD Reported Earnings Per Share, Diluted	$0.97	$0.21	$(0.17)	$(0.15)	$0.86

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.06), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.02), and the May 2013 implementation of revised electric distribution rates for Duke Energy Ohio (+$0.01).
(b)	Primarily driven by lower donations and the impact of nuclear outage cost levelization.
(c)	Primarily driven by favorable results in Latin America (+$0.08) due to a tax benefit related to the reorganization of the company’s operations in Chile, partially offset by unfavorable foreign currency exchange rates (-$0.01).
(d)	Primarily due to lower depreciation and amortization due to ceasing depreciation on assets held for sale in the second quarter of 2014 (+$0.03) and higher PJM capacity revenues (+$0.02), partially offset by lower coal generation margins (-$0.01) and the impairment of ongoing capital maintenance investments that are not expected to change the estimated fair value of the generation business (-$0.02).
(e)	Primarily due to higher production of the wind and solar portfolio.
(f)	Amount for Regulated Utilities is primarily due to the discontinuation of booking a post in-service debt return on projects that are now reflected in customer rates.
(g)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (-$0.07) due to higher depreciable base and lower adjustments to the cost of removal reserve, and lower AFUDC-equity (-$0.01), partially offset by higher wholesale net margins, including new contracts (+$0.02).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

June 2014 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 YTD Reported Earnings Per Share, Diluted	$1.42	$0.26	$(0.01)	$(0.30)	$1.37

Crystal River Unit 3 Impairment	0.26	—	—	—	0.26
Nuclear Development Charges	0.08	—	—	—	0.08
Costs to Achieve, Progress Merger	—	—	—	0.13	0.13
Litigation Reserve	—	—	—	0.04	0.04
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01

2013 YTD Adjusted Earnings Per Share, Diluted	$1.76	$0.26	$—	$(0.13)	$1.89

Weather	0.15	—	—	—	0.15

Pricing and Riders (a)	0.20	—	—	—	0.20

Volumes	0.06	—	—	—	0.06

Operation and Maintenance, net of recoverables (b)	(0.01)	—	—	—	(0.01)

Latin America, including Foreign Exchange Rates (c)	—	0.10	—	—	0.10

National Methanol Company	—	0.02	—	—	0.02

Midwest Generation (d)	—	—	0.03	—	0.03

Duke Energy Retail	—	—	(0.02)	—	(0.02)

Duke Energy Renewables (e)	—	—	0.03	—	0.03

Interest Expense (f)	(0.06)	—	(0.01)	(0.01)	(0.08)

Change in effective income tax rate	0.05	—	(0.01)	0.01	0.05

Other (g)	(0.13)	0.01	0.01	(0.03)	(0.14)

2014 YTD Adjusted Earnings Per Share, Diluted	$2.02	$0.39	$0.03	$(0.16)	$2.28

Midwest Generation Impairment	—	—	(1.23)	—	(1.23)
Costs to Achieve, Progress Merger	—	—	—	(0.10)	(0.10)
Economic Hedges (Mark-to-Market)	—	—	(0.22)	—	(0.22)
Discontinued Operations					(0.01)

2014 YTD Reported Earnings Per Share, Diluted	$2.02	$0.39	$(1.42)	$(0.26)	$0.72

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.12), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.06), and the May 2013 implementation of revised electric distribution rates for Duke Energy Ohio (+$0.02).
(b)	Primarily driven by storm costs in the Carolinas, the 2013 deferral of Crystal River Unit 3 costs, and clean up costs related to the Dan River coal ash spill. These drivers are partially offset by the impact of nuclear outage cost levelization and lower nuclear generation operating expenses.
(c)	Primarily driven by a tax benefit related to the reorganization of the company’s operations in Chile (+$0.07) and higher pricing and volumes in Brazil (+$0.04), partially offset by unfavorable foreign exchange rates (-$0.03).
(d)	Primarily due to lower depreciation and amortization due to ceasing depreciation on assets held for sale in the second quarter of 2014 (+$0.03), higher PJM capacity revenues (+$0.02), and higher gas generation margins (+$0.02), partially offset by lower coal generation margins (-$0.03) and the impairment of ongoing capital maintenance investments that are not expected to change the estimated fair value of the generation business (-$0.02).
(e)	Primarily due to higher production of the wind and solar portfolio and lower operating costs.
(f)	Amount for Regulated Utilities is primarily due to the discontinuation of booking a post in-service debt return on projects that are now reflected in customer rates.
(g)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (-$0.14) due to higher depreciable base and the 2013 reduction in the cost of removal component of amortization expense for Duke Energy Florida, lower AFUDC-equity (-$0.03), and higher non-income taxes (-$0.01), partially offset by higher wholesale net margins (+$0.05).

June 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2014	2013	2014	2013
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.86	$0.48	$0.73	$1.37
Diluted	$0.86	$0.48	$0.73	$1.37
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$(0.01)	$—
Diluted	$—	$—	$(0.01)	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.86	$0.48	$0.72	$1.37
Diluted	$0.86	$0.48	$0.72	$1.37
Dividends Declared Per Share	$0.78	$1.545	$1.56	$2.310
Weighted-Average Shares Outstanding
Basic	707	706	707	705
Diluted	707	706	707	706

SEGMENT INCOME BY BUSINESS SEGMENT
Regulated Utilities(a)(b)	$689	$353	$1,426	$1,009
International Energy	146	87	276	184
Commercial Power(c)(d)	(120)	41	(999)	(1)

Total Reportable Segment Income	715	481	703	1,192
Other Net Expense(e)(f)	(103)	(139)	(185)	(216)
Loss from Discontinued Operations, net of tax	(3)	(3)	(6)	(3)

Net Income Attributable to Duke Energy Corporation	$609	$339	$512	$973

CAPITALIZATION
Total Common Equity			48%	49%
Total Debt			52%	51%

Total Debt			$42,460	$41,408
Book Value Per Share			$57.80	$56.95
Actual Shares Outstanding			707	706

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,073	$1,250	$2,175	$2,543
International Energy	16	42	25	67
Commercial Power	100	14	168	26
Other	25	64	86	128

Total Capital and Investment Expenditures	$1,214	$1,370	$2,454	$2,764

(a)	Includes an impairment charge of $180 million for the three and six months ended June 30, 2013 related to the Crystal River Unit 3 Nuclear Station (net of tax of $115 million).
(b)	Includes impairment charges of $57 million for the three and six months ended June 30, 2013 related to nuclear development costs (net of tax of $30 million).
(c)	Includes an impairment charge related to the planned sale of the Midwest Generation assets of $867 million for the six months ended June 30, 2014 (net of tax of $514 million).
(d)	Includes mark-to-market losses on economic hedges of $136 million for the three months ended June 30, 2014 (net of tax of $77 million), and $158 million for the six months ended June 30, 2014 (net of tax of $89 million).
(e)	Includes costs to achieve Progress merger of $38 million for the three months ended June 30, 2014 (net of tax of $23 million), and $72 million for the six months ended June 30, 2014 (net of tax of $44 million).
(f)	Includes costs to achieve Progress merger of $51 million for the three months ended June 30, 2013 (net of tax of $31 million), and $85 million for the six months ended June 30, 2013 (net of tax of $52 million).

June 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2014	2013	2014	2013
REGULATED UTILITIES
Operating Revenues	$5,283	$4,920	$11,088	$9,980
Operating Expenses(a)(b)	4,019	4,165	8,446	8,005
Gains on Sales of Other Assets, net	—	4	1	6

Operating Income	1,264	759	2,643	1,981
Other Income and Expenses	62	48	131	109
Interest Expense	275	242	545	478

Income Before Income Taxes	1,051	565	2,229	1,612
Income Tax Expense(c)(d)	362	212	803	603

Segment Income	$689	$353	$1,426	$1,009

Depreciation and Amortization	$688	$556	$1,365	$1,092

Duke Energy Carolinas GWh sales	20,836	20,202	44,529	42,448
Duke Energy Progress GWh sales	14,693	14,055	30,854	28,756
Duke Energy Florida GWh sales	9,840	9,853	18,501	17,869
Duke Energy Ohio GWh sales	5,824	5,800	12,303	11,978
Duke Energy Indiana GWh sales	8,455	7,937	17,329	16,442

Total GWh sales	59,648	57,847	123,516	117,493

Net Proportional MW Capacity in Operation			49,452	49,560

INTERNATIONAL ENERGY
Operating Revenues	$364	$406	$746	$798
Operating Expenses	254	270	485	533
Gains on Sales of Other Assets, net	5	—	5	—

Operating Income	115	136	266	265
Other Income and Expenses	52	14	109	47
Interest Expense	23	17	46	38

Income Before Income Taxes	144	133	329	274
Income Tax Expense	(5)	42	46	84
Less: Income Attributable to Noncontrolling Interests	3	4	7	6

Segment Income	$146	$87	$276	$184

Depreciation and Amortization	$27	$24	$50	$50

Sales, GWh	4,281	4,926	9,522	9,682
Proportional MW Capacity in Operation			4,411	4,584

COMMERCIAL POWER
Operating Revenues(e)	$309	$557	$758	$1,009
Operating Expenses(f)	502	508	2,364	1,041
Gains on Sales of Other Assets, net	1	1	1	1

Operating (Loss) Income	(192)	50	(1,605)	(31)
Other Income and Expenses	5	—	10	11
Interest Expense	23	17	38	32

(Loss) Income Before Income Taxes	(210)	33	(1,633)	(52)
Income Tax Benefit(g)(h)	(90)	(8)	(634)	(51)

Segment (Loss) Income	$(120)	$41	$(999)	$(1)

Depreciation and Amortization	$20	$62	$81	$125
Actual Coal-fired Plant Production, GWh	3,087	4,185	7,798	8,734
Actual Gas-fired Plant Production, GWh	3,981	3,341	7,773	7,238
Actual Renewable Plant Production, GWh	1,469	1,415	3,058	2,820

Actual Plant Production, GWh	8,537	8,941	18,629	18,792

Net Proportional MW Capacity in Operation			7,839	8,127

OTHER
Operating Revenues	$28	$36	$53	$71
Operating Expenses(i)(j)	100	156	184	246
Losses on Sales of Other Assets, net	—	(4)	—	(4)

Operating Loss	(72)	(124)	(131)	(179)
Other Income and Expenses	15	8	22	19
Interest Expense	103	105	208	200

Loss Before Income Taxes	(160)	(221)	(317)	(360)
Income Tax Benefit(k)(l)	(58)	(81)	(133)	(141)
Less: Income (Loss) Attributable to Noncontrolling Interests	1	(1)	1	(3)

Segment Net Expense	$(103)	$(139)	$(185)	$(216)

Depreciation and Amortization	$26	$36	$55	$71

(a)	Includes a pre-tax impairment charge of $295 million for the three and six months ended June 30, 2013, related to the Crystal River Unit 3 Nuclear Station.
(b)	Includes pre-tax impairment charges of $87 million for the three and six months ended June 30, 2013, related to nuclear development costs.
(c)	Includes a tax benefit of $115 million for the three and six months ended June 30, 2013, on the impairment related to the Crystal River Unit 3 Nuclear Station.
(d)	Includes a tax benefit of $30 million for the three and six months ended June 30, 2013, on the impairment related to nuclear development costs.
(e)	Includes mark-to-market losses on economic hedges of $185 million for the three months ended June 30, 2014 and $309 million for the six months ended June 30, 2014.
(f)	Includes a pre-tax impairment charge of $1,381 million for the six months ended June 30, 2014, related to the planned sale of the Midwest Generation assets.
(g)	Includes a tax benefit of $77 million for the three months ended June 30, 2014 and $89 million for the six months ended June 30, 2014, related to the mark-to-market losses on economic hedges.
(h)	Includes a tax benefit of $514 million for the six months ended June 30, 2014, on the impairment related to the planned sale of the Midwest Generation assets.
(i)	Includes costs to achieve Progress merger of $61 million recorded in Operating Expense for the three months ended June 30, 2014, and $114 million recorded in Operating Expense for the six months ended June 30, 2014.
(j)	Includes costs to achieve Progress merger of $92 million recorded in Operating Expense for the three months ended June 30, 2013, and $162 million recorded in Operating Expense for the six months ended June 30, 2013.
(k)	Includes tax benefit related to costs to achieve Progress merger of $23 million for the three months ended June 30, 2014, and $44 million for the six months ended June 30, 2014.
(l)	Includes tax benefit related to costs to achieve Progress merger of $31 million for the three months ended June 30, 2013, and $52 million for the six months ended June 30, 2013.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating Revenues
Regulated electric	$5,167	$4,834	$10,745	$9,723
Nonregulated electric, natural gas, and other	675	951	1,499	1,775
Regulated natural gas	107	94	329	279

Total operating revenues	5,949	5,879	12,573	11,777

Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,808	1,678	3,808	3,381
Fuel used in electric generation and purchased power - nonregulated	436	447	845	901
Cost of natural gas and other	43	43	165	147
Operation, maintenance and other	1,467	1,504	2,973	2,925
Depreciation and amortization	761	678	1,551	1,338
Property and other taxes	318	323	676	666
Impairment charges	6	386	1,388	386

Total operating expenses	4,839	5,059	11,406	9,744

Gains on Sales of Other Assets and Other, net	6	1	7	3

Operating Income	1,116	821	1,174	2,036

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	33	22	69	58
Other income and expenses, net	89	48	184	128

Total other income and expenses	122	70	253	186

Interest Expense	413	381	819	748

Income From Continuing Operations Before Income Taxes	825	510	608	1,474
Income Tax Expense from Continuing Operations	209	165	82	495

Income From Continuing Operations	616	345	526	979

Loss From Discontinued Operations, net of tax	(3)	(3)	(6)	(3)

Net Income	613	342	520	976
Less: Net Income Attributable to Noncontrolling Interests	4	3	8	3

Net Income Attributable to Duke Energy Corporation	$609	$339	$512	$973

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.86	$0.48	$0.73	$1.37
Diluted	$0.86	$0.48	$0.73	$1.37
Loss from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$(0.01)	$—
Diluted	$—	$—	$(0.01)	$—
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$0.86	$0.48	$0.72	$1.37
Diluted	$0.86	$0.48	$0.72	$1.37
Weighted-average shares outstanding
Basic	707	706	707	705
Diluted	707	706	707	706

DUKE ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$2,008	$1,501
Short-term investments	—	44
Receivables (net of allowance for doubtful accounts of $18 at June 30, 2014 and $30 at December 31, 2013)	877	1,286
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $54 at June 30, 2014 and $43 at December 31, 2013)	2,118	1,719
Inventory	3,056	3,250
Assets held for sale	409	—
Regulatory assets	1,349	895
Other	1,698	1,821

Total current assets	11,515	10,516

Investments and Other Assets
Investments in equity method unconsolidated affiliates	381	390
Nuclear decommissioning trust funds	5,417	5,132
Goodwill	16,343	16,340
Assets held for sale	2,195	107
Other	3,227	3,432

Total investments and other assets	27,563	25,401

Property, Plant and Equipment
Cost	100,885	103,115
Accumulated depreciation and amortization	(33,977)	(33,625)

Net property, plant and equipment	66,908	69,490

Regulatory Assets and Deferred Debits
Regulatory assets	9,009	9,191
Other	178	181

Total regulatory assets and deferred debits	9,187	9,372

Total Assets	$115,173	$114,779

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,782	$2,391
Notes payable and commercial paper	1,867	839
Taxes accrued	522	551
Interest accrued	453	440
Current maturities of long-term debt	1,887	2,104
Liabilities associated with assets held for sale	271	7
Regulatory liabilities	140	316
Other	1,786	1,996

Total current liabilities	8,708	8,644

Long-term Debt	38,706	38,152

Deferred Credits and Other Liabilities
Deferred income taxes	12,014	12,097
Investment tax credits	435	442
Accrued pension and other post-retirement benefit costs	1,263	1,322
Liabilities associated with assets held for sale	75	66
Asset retirement obligations	5,030	4,950
Regulatory liabilities	6,338	5,949
Other	1,723	1,749

Total deferred credits and other liabilities	26,878	26,575

Equity
Common stock, $0.001 par value, 2 billion shares authorized; 707 million and 706 million shares outstanding at June 30, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	39,389	39,365
Retained earnings	1,768	2,363
Accumulated other comprehensive loss	(355)	(399)

Total Duke Energy Corporation stockholders’ equity	40,803	41,330
Noncontrolling interests	78	78

Total equity	40,881	41,408

Total Liabilities and Equity	$115,173	$114,779

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$520	$976
Adjustments to reconcile net income to net cash provided by operating activities:	2,099	1,867

Net cash provided by operating activities	2,619	2,843

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,367)	(2,562)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	255	(134)

Net increase in cash and cash equivalents	507	147
Cash and cash equivalents at beginning of period	1,501	1,424

Cash and cash equivalents at end of period	$2,008	$1,571

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2014

	Three Months Ended June 30				Six Months Ended June 30
	2014	2013	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2014	2013	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)

GWH Sales (1)
Residential	17,911	17,857	0.3%	0.1%	42,104	39,591	6.3%	1.6%
General Service	18,725	18,431	1.6%	0.5%	36,872	35,976	2.5%	2.0%
Industrial	13,081	12,821	2.0%	0.8%	25,136	24,746	1.6%	0.6%
Other Energy Sales	153	149	2.7%		303	300	1.0%
Unbilled Sales	1,164	549	112.0%	n/a	580	343	69.1%	n/a

Total Retail Sales	51,034	49,807	2.5%	0.4%	104,995	100,956	4.0%	1.5%

Special Sales	8,614	8,040	7.1%		18,521	16,537	12.0%

Total Consolidated Electric Sales - Regulated Utilities	59,648	57,847	3.1%		123,516	117,493	5.1%

Average Number of Customers
Residential	6,266,316	6,205,209	1.0%		6,265,818	6,203,184	1.0%
General Service	941,986	935,671	0.7%		940,517	933,951	0.7%
Industrial	18,308	18,635	(1.8%)		18,341	18,662	(1.7%)
Other Energy Sales	22,468	22,193	1.2%		22,464	22,152	1.4%

Total Regular Sales	7,249,078	7,181,708	0.9%		7,247,140	7,177,949	1.0%

Special Sales	60	61	(1.6%)		62	62	0.0%

Total Average Number of Customers - Regulated Utilities	7,249,138	7,181,769	0.9%		7,247,202	7,178,011	1.0%

Heating and Cooling Degree Days (3)
Carolinas - Actual
Heating Degree Days	156	232	(32.8%)		2,125	2,007	5.9%
Cooling Degree Days	593	466	27.3%		593	467	27.0%

Variance from Normal
Heating Degree Days	(15.7%)	22.8%	n/a		15.4%	6.6%	n/a
Cooling Degree Days	10.2%	(14.3%)	n/a		8.2%	(15.2%)	n/a

Midwest - Actual
Heating Degree Days	443	462	(4.1%)		3,756	3,296	14.0%
Cooling Degree Days	350	338	3.6%		350	338	3.6%

Variance from Normal
Heating Degree Days	4.2%	3.6%	n/a		22.3%	5.3%	n/a
Cooling Degree Days	(0.3%)	(0.9%)	n/a		(1.7%)	(1.5%)	n/a

Florida - Actual
Heating Degree Days	1	—	n/a		418	338	23.7%
Cooling Degree Days	1,061	1,041	1.9%		1,205	1,220	(1.2%)

Variance from Normal
Heating Degree Days	(90.9%)	(100.0%)	n/a		0.7%	(18.8%)	n/a
Cooling Degree Days	0.7%	(1.2%)	n/a		(2.1%)	(0.8%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2014

	Three Months Ended				Six Months Ended
	June 30				June 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	5,872	5,818	0.9%		14,436	13,523	6.8%
General Service	6,953	6,777	2.6%		13,734	13,303	3.2%
Industrial	5,467	5,329	2.6%		10,381	10,140	2.4%
Other Energy Sales	76	72	5.6%		149	146	2.1%
Unbilled Sales	366	16	2187.5%		185	26	611.5%

Total Regular Electric Sales	18,734	18,012	4.0%	0.6%	38,885	37,138	4.7%	1.5%

Special Sales	2,102	2,190	(4.0%)		5,644	5,310	6.3%

Total Electric Sales - Duke Energy Carolinas	20,836	20,202	3.1%		44,529	42,448	4.9%

Average Number of Customers
Residential	2,083,576	2,064,385	0.9%		2,082,721	2,063,362	0.9%
General Service	341,212	338,779	0.7%		340,700	338,147	0.8%
Industrial	6,531	6,627	(1.4%)		6,527	6,639	(1.7%)
Other Energy Sales	14,505	14,412	0.6%		14,495	14,381	0.8%

Total Regular Sales	2,445,824	2,424,203	0.9%		2,444,443	2,422,529	0.9%

Special Sales	24	24	0.0%		25	24	4.2%

Total Average Number of Customers - Duke Energy Carolinas	2,445,848	2,424,227	0.9%		2,444,468	2,422,553	0.9%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	181	249	(27.3%)		2,223	2,106	5.6%
Cooling Degree Days	557	438	27.2%		557	438	27.2%

Variance from Normal
Heating Degree Days	(10.0%)	20.9%	n/a		16.0%	7.4%	n/a
Cooling Degree Days	8.4%	(15.1%)	n/a		6.5%	(16.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2014

	Three Months Ended June 30				Six Months Ended June 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	3,959	3,812	3.9%		9,539	8,771	8.8%
General Service	3,769	3,675	2.6%		7,410	7,157	3.5%
Industrial	2,616	2,664	(1.8%)		4,997	5,108	(2.2%)
Other Energy Sales	29	30	(3.3%)		59	60	(1.7%)
Unbilled Sales	(30)	(48)	37.5%		(27)	(13)	(107.7%)

Total Regular Electric Sales	10,343	10,133	2.1%	(1.5%)	21,978	21,083	4.2%	0.4%

Special Sales	4,350	3,922	10.9%		8,876	7,673	15.7%

Total Electric Sales - Duke Energy Progress	14,693	14,055	4.5%		30,854	28,756	7.3%

Average Number of Customers
Residential	1,253,519	1,240,416	1.1%		1,252,564	1,238,992	1.1%
General Service	223,061	221,592	0.7%		222,477	220,900	0.7%
Industrial	4,277	4,375	(2.2%)		4,284	4,385	(2.3%)
Other Energy Sales	1,730	1,812	(4.5%)		1,741	1,812	(3.9%)

Total Regular Sales	1,482,587	1,468,195	1.0%		1,481,066	1,466,089	1.0%

Special Sales	15	15	0.0%		15	15	0.0%

Total Average Number of Customers - Duke Energy Progress	1,482,602	1,468,210	1.0%		1,481,081	1,466,104	1.0%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	131	214	(38.8%)		2,027	1,909	6.2%
Cooling Degree Days	629	494	27.3%		629	496	26.8%

Variance from Normal
Heating Degree Days	(22.0%)	25.1%	n/a		14.7%	5.9%	n/a
Cooling Degree Days	11.7%	(13.5%)	n/a		9.6%	(14.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2014

	Three Months Ended				Six Months Ended
	June 30				June 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	4,396	4,491	(2.1%)		8,447	8,235	2.6%
General Service	3,702	3,694	0.2%		6,950	6,918	0.5%
Industrial	803	827	(2.9%)		1,604	1,582	1.4%
Other Energy Sales	6	6	0.0%		12	12	0.0%
Unbilled Sales	592	379	56.2%		731	413	77.0%

Total Regular Sales	9,499	9,397	1.1%	0.5%	17,744	17,160	3.4%	1.8%

Special Sales	341	456	(25.2%)		757	709	6.8%

Total Electric Sales - Duke Energy Florida	9,840	9,853	(0.1%)		18,501	17,869	3.5%

Average Number of Customers
Residential	1,498,175	1,476,411	1.5%		1,495,267	1,475,080	1.4%
General Service	190,979	188,839	1.1%		190,708	188,591	1.1%
Industrial	2,279	2,357	(3.3%)		2,290	2,359	(2.9%)
Other Energy Sales	1,556	1,567	(0.7%)		1,556	1,568	(0.8%)

Total Regular Sales	1,692,989	1,669,174	1.4%		1,689,821	1,667,598	1.3%

Special Sales	14	15	(6.7%)		15	15	0.0%

Total Average Number of Customers - Duke Energy Florida	1,693,003	1,669,189	1.4%		1,689,836	1,667,613	1.3%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	1	—	n/a		418	338	23.7%
Cooling Degree Days	1,061	1,041	1.9%		1,205	1,220	(1.2%)

Variance from Normal
Heating Degree Days	(90.9%)	(100.0%)	n/a		0.7%	(18.8%)	n/a
Cooling Degree Days	0.7%	(1.2%)	n/a		(2.1%)	(0.8%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2014

	Three Months Ended				Six Months Ended
	June 30				June 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	1,813	1,837	(1.3%)		4,592	4,335	5.9%
General Service	2,299	2,283	0.7%		4,671	4,565	2.3%
Industrial	1,494	1,423	5.0%		2,930	2,819	3.9%
Other Energy Sales	28	28	0.0%		56	56	0.0%
Unbilled Sales	160	130	23.1%		(82)	(16)	(412.5%)

Total Regular Electric Sales	5,794	5,701	1.6%	2.6%	12,167	11,759	3.5%	2.3%

Special Sales	30	99	(69.7%)		136	219	(37.9%)

Total Electric Sales - Duke Energy Ohio	5,824	5,800	0.4%		12,303	11,978	2.7%

Average Number of Customers
Residential	741,069	737,683	0.5%		742,324	737,483	0.7%
General Service	86,497	86,233	0.3%		86,374	86,145	0.3%
Industrial	2,519	2,557	(1.5%)		2,521	2,559	(1.5%)
Other Energy	3,171	2,934	8.1%		3,171	2,930	8.2%

Total Regular Sales	833,256	829,407	0.5%		834,390	829,117	0.6%

Special Sales	1	1	0.0%		1	1	0.0%

Total Average Number of Electric Customers - Duke Energy Ohio	833,257	829,408	0.5%		834,391	829,118	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	361	423	(14.7%)		3,470	3,126	11.0%
Cooling Degree Days	382	346	10.4%		382	346	10.4%

Variance from Normal
Heating Degree Days	(11.7%)	(0.7%)	n/a		16.8%	3.3%	n/a
Cooling Degree Days	10.7%	3.0%	n/a		9.1%	2.4%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

June 2014

	Three Months Ended				Six Months Ended
	June 30				June 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

MCF Sales (1)
Residential	5,948,555	6,575,647	(9.5%)		29,534,496	26,620,497	10.9%
General Service	3,931,932	4,151,037	(5.3%)		17,624,423	15,799,582	11.5%
Industrial	1,508,405	1,281,485	17.7%		4,321,235	3,688,976	17.1%
Other Energy Sales	4,822,263	4,733,817	1.9%		11,419,293	10,888,315	4.9%
Unbilled Sales	(2,435,000)	(4,003,000)	39.2%		(4,902,000)	(4,915,000)	0.3%

Total Gas Sales - Duke Energy Ohio	13,776,155	12,738,986	8.1%	3.1%	57,997,447	52,082,370	11.4%	2.3%

Average Number of Customers
Residential	472,847	470,301	0.5%		474,482	470,936	0.8%
General Service	43,330	43,300	0.1%		44,316	44,151	0.4%
Industrial	1,609	1,625	(1.0%)		1,663	1,657	0.4%
Other Energy	155	165	(6.1%)		156	166	(6.0%)

Total Average Number of Gas Customers - Duke Energy Ohio	517,941	515,391	0.5%		520,617	516,910	0.7%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	361	423	(14.7%)		3,470	3,126	11.0%
Cooling Degree Days	382	346	10.4%		382	346	10.4%

Variance from Normal
Heating Degree Days	(11.7%)	(0.7%)	n/a		16.8%	3.3%	n/a
Cooling Degree Days	10.7%	3.0%	n/a		9.1%	2.4%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2014

	Three Months Ended				Six Months Ended
	June 30				June 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	1,871	1,899	(1.5%)		5,090	4,727	7.7%
General Service	2,002	2,002	0.0%		4,107	4,033	1.8%
Industrial	2,701	2,578	4.8%		5,224	5,097	2.5%
Other Energy Sales	14	13	7.7%		27	26	3.8%
Unbilled Sales	76	72	5.6%		(227)	(67)	(238.8%)

Total Regular Electric Sales	6,664	6,564	1.5%	1.2%	14,221	13,816	2.9%	2.0%

Special Sales	1,791	1,373	30.4%		3,108	2,626	18.4%

Total Electric Sales - Duke Energy Indiana	8,455	7,937	6.5%		17,329	16,442	5.4%

Average Number of Customers
Residential	689,977	686,314	0.5%		692,942	688,267	0.7%
General Service	100,237	100,228	0.0%		100,258	100,168	0.1%
Industrial	2,702	2,719	(0.6%)		2,719	2,720	(0.0%)
Other Energy	1,506	1,468	2.6%		1,501	1,461	2.7%

Total Regular Sales	794,422	790,729	0.5%		797,420	792,616	0.6%

Special Sales	6	6	0.0%		6	7	(14.3%)

Total Average Number of Electric Customers - Duke Energy Indiana	794,428	790,735	0.5%		797,426	792,623	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	525	499	5.2%		4,042	3,465	16.7%
Cooling Degree Days	318	329	(3.3%)		318	329	(3.3%)

Variance from Normal
Heating Degree Days	18.5%	7.8%	n/a		27.5%	7.1%	n/a
Cooling Degree Days	(10.9%)	-4.4%	n/a		(12.2%)	(4.9%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$689	$—		$—		$—		$—	$689
International Energy	146	—		—		—		—	146
Commercial Power	16	—		(136	)B	—		(136)	(120)

Total Reportable Segment Income	851	—		(136)		—		(136)	715
Other	(65)	(38	)A	—		—		(38)	(103)

Total Reportable Segment Income and Other Net Expense	786	(38)		(136)		—		(174)	612
Discontinued Operations	—	—		—		(3	)C	(3)	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$786	$(38)		$(136)		$(3)		$(177)	$609

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.11	$(0.06)		$(0.19)		$—		$(0.25)	$0.86

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.11	$(0.06)		$(0.19)		$—		$(0.25)	$0.86

A -	Net of $23 million tax benefit. $61 million recorded in Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Net of $77 million tax benefit. $185 million loss recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $28 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$1,426	$—		$—		$—		$—		$—	$1,426
International Energy	276	—		—		—		—		—	276
Commercial Power	26	—		(867	)C	(158	)B	—		(1,025)	(999)

Total Reportable Segment Income	1,728	—		(867)		(158)		—		(1,025)	703
Other	(113)	(72	)A	—		—		—		(72)	(185)

Total Reportable Segment Income and Other Net Expense	1,615	(72)		(867)		(158)		—		(1,097)	518
Discontinued Operations	—	—		—		—		(6	)D	(6)	(6)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,615	$(72)		$(867)		$(158)		$(6)		$(1,103)	$512

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.28	$(0.10)		$(1.23)		$(0.22)		$(0.01)		$(1.56)	$0.72

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.28	$(0.10)		$(1.23)		$(0.22)		$(0.01)		$(1.56)	$0.72

A -	Net of $44 million tax benefit. $1 million recorded as a decrease in Operating Revenues, $114 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $89 million tax benefit. $309 million loss recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $62 million gain recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $514 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.
D -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$590	$—		$(57	)D	$—		$(180	)F	$—		$—		$(237)	$353
International Energy	87	—		—		—		—		—		—		—	87
Commercial Power	(3)	—		—		—		—		44	B	—		44	41

Total Reportable Segment Income	674	—		(57)		—		(180)		44		—		(193)	481
Other	(57)	(51	)A	—		(31	)E	—		—		—		(82)	(139)

Total Reportable Segment Income and Other Net Expense	617	(51)		(57)		(31)		(180)		44		—		(275)	342
Discontinued Operations	—	—		—		—		—		—		(3	)C	(3)	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$617	$(51)		$(57)		$(31)		$(180)		$44		$(3)		$(278)	$339

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.87	$(0.07)		$(0.08)		$(0.04)		$(0.26)		$0.06		$—		$(0.39)	$0.48

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.87	$(0.07)		$(0.08)		$(0.04)		$(0.26)		$0.06		$—		$(0.39)	$0.48

A -	Net of $31 million tax benefit. $11 million recorded as an increase in Operating Revenues, $92 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $29 million tax expense. $79 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $10 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.
E -	Net of $19 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Condensed Consolidated Statement of Operations.
F -	Net of $115 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$1,246	$—		$(57	)D	$—		$(180	)F	$—		$—		$(237)	$1,009
International Energy	184	—		—		—		—		—		—		—	184
Commercial Power	3	—		—		—		—		(4	)B	—		(4)	(1)

Total Reportable Segment Income	1,433	—		(57)		—		(180)		(4)		—		(241)	1,192
Other	(100)	(85	)A	—		(31	)E	—		—		—		(116)	(216)

Total Reportable Segment Income and Other Net Expense	1,333	(85)		(57)		(31)		(180)		(4)		—		(357)	976
Discontinued Operations	—	—		—		—		—		—		(3	)C	(3)	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,333	$(85)		$(57)		$(31)		$(180)		$(4)		$(3)		$(360)	$973

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.89	$(0.13)		$(0.08)		$(0.04)		$(0.26)		$(0.01)		$—		$(0.52)	$1.37

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.89	$(0.13)		$(0.08)		$(0.04)		$(0.26)		$(0.01)		$—		$(0.52)	$1.37

A -	Net of $52 million tax benefit. $26 million recorded as an increase in Operating Revenues, $162 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $2 million tax benefit. $11 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $17 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.
E -	Net of $19 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Condensed Consolidated Statement of Operations.
F -	Net of $115 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	705
Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.